Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

OCTOBER 24, 2017

Equity Residential Reports Third Quarter 2017 Results

Chicago, IL – October 24, 2017 - Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2017.  All per share results are reported as available to common shares/units on a diluted basis. Earnings Per Share (EPS) was $0.37, Funds From Operations (FFO) was $0.81 per share and Normalized FFO was $0.80 per share for the third quarter of 2017, each as described in further detail below.

“Continued steady demand for rental housing during the peak leasing season delivered strong occupancy, retention and renewal pricing which helped mitigate the impact of elevated levels of new supply across our markets,” said David J. Neithercut, Equity Residential’s President and CEO. “As a result, we are pleased to expect to deliver growth in same store revenue at the upper end of our original expectations for the year.  That and recent favorable real estate tax appeals should also produce growth in our same store net operating income at the upper end of our original expectations.”

Highlights of the Quarter

•	Increased same store revenues by 2.2% over the third quarter of 2016. Achieved same store Physical Occupancy of 96.2% and a 2.1% increase in Average Rental Rate.

•

Acquired three apartment properties for a total acquisition price of approximately $411.0 million and a weighted average Acquisition Capitalization Rate of 4.8%.  During the first nine months of 2017, the Company acquired four apartment properties for an aggregate purchase price of approximately $468.0 million at a weighted average Acquisition Capitalization Rate of 4.8%.

•

Sold one consolidated apartment property in San Diego for $53.0 million at a Disposition Yield of 4.3%, generating an Unlevered IRR of 10.1%. During the first nine months of 2017, the Company sold four apartment properties for an aggregate sales price of approximately $319.7 million at a weighted average Disposition Yield of 5.1%, generating an Unlevered IRR of 13.8%.

•

Completed new apartment development projects 455 Eye Street in Washington, DC and Helios in Seattle for a total cost of approximately $300.4 million and an anticipated weighted average Development Yield of 5.6%. During the first nine months of 2017, the Company completed three new apartment development projects at an anticipated weighted average Development Yield of 5.9%.

•

Completed two unsecured debt offerings totaling $700.0 million. The Company issued $400.0 million of 10-year notes at a coupon of 3.25% and $300.0 million of 30-year notes at a coupon of 4.0%, which is the Company’s lowest 30-year coupon and one of the lowest 30-year coupons in REIT sector history.

•

Named the 2017 Global Residential Listed Sector Leader in ESG (environmental, social and governance) performance by GRESB. This is the fourth year in a row that the Company has been recognized as an ESG leader by GRESB.

Third Quarter 2017

EPS for the third quarter of 2017 was $0.37 compared to $0.56 in the third quarter of 2016.  The difference is due primarily to lower property sale gains in the third quarter of 2017, the various adjustment items listed on page 25 of this release and the items described below.

FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) was $0.81 per share for the third quarter of 2017 compared to $0.77 per share in the third quarter of 2016.  The difference is due primarily to the various adjustment items listed on page 25 of this release and the items described below.

Normalized FFO for the third quarter of 2017 was $0.80 per share compared to $0.78 per share in the third quarter of 2016.  The difference is due primarily to:

•	A positive impact of approximately $0.03 per share from increased same store net operating income (NOI);

•	A positive impact of approximately $0.03 per share from Lease-Up NOI;

•	A negative impact of approximately $0.02 per share of lower NOI from the Company’s 2016 and 2017 transaction activity;

•	A negative impact of approximately $0.01 per share from higher interest expense; and

•	A negative impact of approximately $0.01 per share from other items including higher corporate overhead (property management and general and administrative expenses).

Reconciliations and definitions of FFO and Normalized FFO are provided on pages 7, 28 and 29 of this release and the Company has included guidance for Normalized FFO on page 26 and FFO and EPS on page 29 of this release.

Nine Months Ended September 30, 2017

EPS for the nine months ended September 30, 2017 was $1.29 compared to $10.92 for the same period of 2016.  The difference is due primarily to $9.78 per share in higher property sale gains as a result of the Company’s significant property sales activity in 2016, the various adjustment items listed on page 25 of this release and the items described below.

FFO for the nine months ended September 30, 2017 was $2.33 per share compared to $2.14 per share in the same period of 2016.  The difference is due primarily to the various adjustment items listed on page 25 of this release and the items described below.

Normalized FFO for the nine months ended September 30, 2017 was $2.31 per share compared to $2.29 per share for the same period of 2016.  The difference is due primarily to:

•	A positive impact of approximately $0.06 per share from increased same store NOI;

•	A positive impact of approximately $0.08 per share from Lease-Up NOI;

•	A positive impact of approximately $0.01 per share from lower corporate overhead (property management and general and administrative expenses) and other items;

•	A negative impact of approximately $0.11 per share of lower NOI from the Company’s 2016 and 2017 transaction activity; and

•	A negative impact of approximately $0.02 per share from higher interest expense.

Same Store Results

On a same store third quarter to third quarter comparison, which includes 72,049 apartment units, revenues increased 2.2%, expenses increased 1.7% and NOI increased 2.4%. Average Rental Rate increased 2.1% and Physical Occupancy increased 0.2%.

On a same store nine-month to nine-month comparison, which includes 70,285 apartment units, revenues increased 2.3%, expenses increased 2.9% and NOI increased 2.0%.  Average Rental Rate increased 2.3% and Physical Occupancy remained flat at 96.0%.

Investment Activity

During the third quarter of 2017, the Company acquired three consolidated apartment properties, located in Boston, Los Angeles and Bellevue, Washington, consisting of 811 apartment units, for an aggregate purchase price of approximately $411.0 million and a weighted average Acquisition Capitalization Rate of 4.8%.  Also during the quarter, the Company sold one consolidated apartment property in San Diego, consisting of 120 apartment units, for a sale price of $53.0 million, at a Disposition Yield of 4.3%, generating an Unlevered IRR of 10.1%.

During the first nine months of 2017, the Company acquired four consolidated apartment properties, consisting of 947 apartment units, for an aggregate purchase price of approximately $468.0 million at a weighted average Acquisition Capitalization Rate of 4.8%.  During the first nine months of 2017, the Company sold four consolidated apartment properties, consisting of 1,024 apartment units, for an aggregate sale price of approximately $319.7 million, at a weighted average Disposition Yield of 5.1%, generating an Unlevered IRR of 13.8%.  During the first nine months of 2017, the Company also sold a land parcel located in New York City for a sale price of approximately $33.5 million.

Capital Markets Activity

On August 3, 2017, the Company closed two unsecured debt offerings totaling $700.0 million. These were a $400.0 million unsecured note offering maturing August 1, 2027 with a coupon of 3.25% and an all in effective rate of 3.32% including the effect of underwriters’ fees and the termination of certain interest rate hedges, and a $300.0 million unsecured note offering maturing August 1, 2047 with a coupon of 4.0% and an all in effective rate of 4.11% including the effect of underwriters’ fees. Proceeds from these issuances were used to repay outstanding balances on the Company’s revolving line of credit and commercial paper program.

Fourth Quarter 2017 Guidance

The Company has established an EPS guidance range of $0.59 to $0.63 for the fourth quarter of 2017. The difference between the Company’s third quarter 2017 EPS of $0.37 and the midpoint of the fourth quarter 2017 guidance range of $0.61 is due primarily to higher expected gains on property sales and the items described below.

The Company has established an FFO guidance range of $0.79 to $0.83 per share for the fourth quarter of 2017.  There is no difference between the Company’s third quarter 2017 FFO of $0.81 per share and the midpoint of the fourth quarter 2017 guidance range of $0.81 per share.

The Company has established a Normalized FFO guidance range of $0.79 to $0.83 per share for the fourth quarter of 2017.  The difference between the Company’s third quarter 2017 Normalized FFO of $0.80 per share and the midpoint of the fourth quarter 2017 guidance range of $0.81 per share is due primarily to:

•	A positive impact of approximately $0.01 per share from Lease-Up NOI;

•	A positive impact of approximately $0.01 per share of higher NOI from the Company’s 2017 acquisition activity; and

•	A negative impact of approximately $0.01 per share from higher interest expense, primarily due to lower capitalized interest.

Full Year 2017 Guidance

The Company has revised its guidance for its full year 2017 same store operating performance, EPS, FFO per share, Normalized FFO per share and transactions as listed below:

	Previous	Revised
Same Store:
Physical Occupancy	95.8%	95.9%
Revenue change	1.75% to 2.25%	2.2%
Expense change	3.25% to 4.0%	3.2%
NOI change	0.75% to 1.75%	1.8%

EPS	$1.84 to $1.90	$1.88 to $1.92
FFO per share	$3.09 to $3.15	$3.12 to $3.16
Normalized FFO per share	$3.08 to $3.14	$3.10 to $3.14

Transactions:
Consolidated Rental Acquisitions	$500.0 million	$468.0 million
Consolidated Rental Dispositions	$500.0 million	$500.0 million
Acquisition Cap Rate/Disposition Yield Spread	50 basis points	50 basis points

The change in the full year EPS guidance range is due primarily to lower expected depreciation expense and the items described below.

The change in the full year FFO per share guidance range is due primarily to an insurance settlement recorded by the Company in the third quarter of 2017 as listed on page 25 of this release and the items described below.

The change in the full year Normalized FFO per share guidance range is due primarily to:

•	A positive impact of approximately $0.02 per share from increased property NOI; and

•	A negative impact of approximately $0.01 per share from other items including higher corporate overhead (property management and general and administrative expenses).

Glossary of Terms and Definitions

To improve comparability and enhance disclosure, the Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 27 through 30 of this release.

About Equity Residential

Equity Residential is an S&P 500 company focused on the acquisition, development and management of rental apartment properties in urban and high-density suburban coastal gateway markets where today’s renters want to live, work and play.  Equity Residential owns or has investments in 305 properties consisting of 78,302 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California.  For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, October 25, at 10:00 a.m. Central.  Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link.  A replay of the web cast will be available for two weeks at this site.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2017	2016	2017	2016
REVENUES
Rental income	$1,840,170	$1,816,960	$623,951	$605,856
Fee and asset management	532	3,351	171	218
Total revenues	1,840,702	1,820,311	624,122	606,074

EXPENSES
Property and maintenance	306,645	309,688	104,721	104,216
Real estate taxes and insurance	253,318	238,954	84,087	81,343
Property management	64,702	64,003	20,861	19,517
General and administrative	40,366	47,408	12,567	12,395
Depreciation	542,964	528,242	184,100	179,230
Total expenses	1,207,995	1,188,295	406,336	396,701

Operating income	632,707	632,016	217,786	209,373

Interest and other income	5,708	65,092	3,945	5,509
Other expenses	(3,160)	(14,480)	(1,028)	(10,420)
Interest:
Expense incurred, net	(288,579)	(386,316)	(91,145)	(86,352)
Amortization of deferred financing costs	(6,447)	(10,000)	(2,064)	(2,261)
Income before income and other taxes, (loss) income from investments in unconsolidated entities, net gain on sales of real estate properties and land parcels and discontinued operations	340,229	286,312	127,494	115,849
Income and other tax (expense) benefit	(710)	(1,189)	(228)	(426)
(Loss) income from investments in unconsolidated entities	(2,153)	5,846	(398)	7,750
Net gain on sales of real estate properties	141,761	3,870,871	17,328	90,036
Net gain on sales of land parcels	19,170	15,759	—	4,037
Income from continuing operations	498,297	4,177,599	144,196	217,246
Discontinued operations, net	—	124	—	246
Net income	498,297	4,177,723	144,196	217,492
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(17,931)	(160,442)	(5,166)	(8,353)
Partially Owned Properties	(2,354)	(2,368)	(801)	(823)
Net income attributable to controlling interests	478,012	4,014,913	138,229	208,316
Preferred distributions	(2,318)	(2,318)	(772)	(773)
Net income available to Common Shares	$475,694	$4,012,595	$137,457	$207,543

Earnings per share – basic:
Income from continuing operations available to Common Shares	$1.30	$11.00	$0.37	$0.57
Net income available to Common Shares	$1.30	$11.00	$0.37	$0.57
Weighted average Common Shares outstanding	366,809	364,917	366,996	365,109

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$1.29	$10.92	$0.37	$0.56
Net income available to Common Shares	$1.29	$10.92	$0.37	$0.56
Weighted average Common Shares outstanding	382,640	382,284	382,945	382,373

Distributions declared per Common Share outstanding	$1.51125	$12.51125	$0.50375	$3.50375

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2017	2016	2017	2016
Net income	$498,297	$4,177,723	$144,196	$217,492
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(2,354)	(2,368)	(801)	(823)
Preferred distributions	(2,318)	(2,318)	(772)	(773)
Net income available to Common Shares and Units	493,625	4,173,037	142,623	215,896

Adjustments:
Depreciation	542,964	528,242	184,100	179,230
Depreciation – Non-real estate additions	(3,808)	(3,932)	(1,228)	(1,297)
Depreciation – Partially Owned Properties	(2,500)	(2,896)	(834)	(953)
Depreciation – Unconsolidated Properties	3,430	3,606	1,145	1,139
Net (gain) on sales of unconsolidated entities - operating assets	(68)	(8,841)	—	(8,841)
Net (gain) on sales of real estate properties	(141,761)	(3,870,871)	(17,328)	(90,036)
Discontinued operations:
Net (gain) on sales of discontinued operations	—	(43)	—	(28)
FFO available to Common Shares and Units	891,882	818,302	308,478	295,110

Adjustments (see page 25 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Write-off of pursuit costs	2,329	3,379	783	816
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	11,789	120,276	(613)	112
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(19,355)	(73,600)	(405)	(7,007)
Other miscellaneous items	(4,195)	8,673	(3,405)	8,159
Normalized FFO available to Common Shares and Units	$882,450	$877,030	$304,838	$297,190

FFO	$894,200	$820,620	$309,250	$295,883
Preferred distributions	(2,318)	(2,318)	(772)	(773)
FFO available to Common Shares and Units	$891,882	$818,302	$308,478	$295,110
FFO per share and Unit - basic	$2.35	$2.16	$0.81	$0.78
FFO per share and Unit - diluted	$2.33	$2.14	$0.81	$0.77

Normalized FFO	$884,768	$879,348	$305,610	$297,963
Preferred distributions	(2,318)	(2,318)	(772)	(773)
Normalized FFO available to Common Shares and Units	$882,450	$877,030	$304,838	$297,190
Normalized FFO per share and Unit - basic	$2.32	$2.32	$0.80	$0.78
Normalized FFO per share and Unit - diluted	$2.31	$2.29	$0.80	$0.78

Weighted average Common Shares and Units outstanding - basic	379,716	378,745	379,906	379,008
Weighted average Common Shares and Units outstanding - diluted	382,640	382,284	382,945	382,373

Note: See page 25 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 27 through 30 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Investment in real estate
Land	$5,985,004	$5,899,862
Depreciable property	19,571,402	18,730,579
Projects under development	293,064	637,168
Land held for development	99,073	118,816
Investment in real estate	25,948,543	25,386,425
Accumulated depreciation	(5,849,110)	(5,360,389)
Investment in real estate, net	20,099,433	20,026,036
Cash and cash equivalents	46,565	77,207
Investments in unconsolidated entities	59,029	60,141
Deposits – restricted	36,639	76,946
Escrow deposits – mortgage	10,972	64,935
Other assets	445,195	398,883
Total assets	$20,697,833	$20,704,148

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,619,180	$4,119,181
Notes, net	5,143,248	4,848,079
Line of credit and commercial paper	229,844	19,998
Accounts payable and accrued expenses	167,984	147,482
Accrued interest payable	72,811	60,946
Other liabilities	332,650	350,466
Security deposits	65,230	62,624
Distributions payable	192,569	192,296
Total liabilities	9,823,516	9,801,072

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	380,541	442,092
Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of September 30, 2017 and December 31, 2016	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 367,462,480 shares issued and outstanding as of September 30, 2017 and 365,870,924 shares issued and outstanding as of December 31, 2016	3,675	3,659
Paid in capital	8,848,739	8,758,422
Retained earnings	1,464,249	1,543,626
Accumulated other comprehensive (loss)	(94,674)	(113,909)
Total shareholders’ equity	10,259,269	10,229,078
Noncontrolling Interests:
Operating Partnership	228,332	221,297
Partially Owned Properties	6,175	10,609
Total Noncontrolling Interests	234,507	231,906
Total equity	10,493,776	10,460,984
Total liabilities and equity	$20,697,833	$20,704,148

Equity Residential Portfolio Summary As of September 30, 2017

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	71	16,160	18.3%	$2,455
Orange County	13	4,028	4.3%	2,131
San Diego	12	3,385	3.7%	2,270
Subtotal – Southern California	96	23,573	26.3%	2,371

San Francisco	54	12,959	19.3%	3,086
New York	40	10,632	17.7%	3,757
Washington DC	48	15,811	17.6%	2,388
Boston	24	6,263	9.9%	2,986
Seattle	40	7,983	9.2%	2,345
Other Markets	1	136	—%	1,155
Total	303	77,357	100.0%	2,733

Unconsolidated Properties	2	945	—	—

Grand Total	305	78,302	100.0%	$2,733

Note:  Projects under development are not included in the Portfolio Summary until construction has been completed.

3rd Quarter 2017 Earnings Release	9

Equity Residential

Portfolio as of September 30, 2017

	Properties	Apartment Units

Wholly Owned Properties	283	73,289
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	17	3,215
Partially Owned Properties - Unconsolidated	2	945

	305	78,302

Portfolio Rollforward Q3 2017

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	6/30/2017	301	77,034

Acquisitions:
Consolidated:
Rental Properties – Stabilized		1	301	$117,000	4.5%
Rental Properties – Not Stabilized (A)		2	510	$294,022	5.0%

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(1)	(120)	$(53,000)	(4.3%)
Completed Developments - Consolidated		2	572
Configuration Changes		—	5

	9/30/2017	305	78,302

Portfolio Rollforward 2017

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2016	302	77,458

Acquisitions:
Consolidated:
Rental Properties – Stabilized		2	437	$174,028	4.7%
Rental Properties – Not Stabilized (A)		2	510	$294,022	5.0%

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(4)	(1,024)	$(319,700)	(5.1%)
Land Parcels		—	—	$(33,450)
Completed Developments - Consolidated		3	916
Configuration Changes		—	5

	9/30/2017	305	78,302

(A)

The Company acquired two properties in the third quarter of 2017 which were in the final stages of completing lease-up and are expected to stabilize in their second year of ownership at a weighted average Acquisition Cap Rate of 5.0%.

3rd Quarter 2017 Earnings Release	10

Equity Residential

Third Quarter 2017 vs. Third Quarter 2016

Same Store Results/Statistics for 72,049 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q3 2017	$587,142	$173,844	$413,298	$2,709	96.2%	16.7%
Q3 2016	$574,594	$171,019	$403,575	$2,654	96.0%	17.6%

Change	$12,548	$2,825	$9,723	$55	0.2%	(0.9%)

Change	2.2%	1.7%	2.4%	2.1%

Third Quarter 2017 vs. Second Quarter 2017

Same Store Results/Statistics for 73,569 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q3 2017	$602,302	$178,454	$423,848	$2,725	96.2%	16.7%
Q2 2017	$593,941	$175,233	$418,708	$2,695	95.8%	14.0%

Change	$8,361	$3,221	$5,140	$30	0.4%	2.7%

Change	1.4%	1.8%	1.2%	1.1%

September YTD 2017 vs. September YTD 2016

Same Store Results/Statistics for 70,285 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

YTD 2017	$1,685,303	$496,232	$1,189,071	$2,662	96.0%	41.9%
YTD 2016	$1,647,988	$482,410	$1,165,578	$2,601	96.0%	43.6%

Change	$37,315	$13,822	$23,493	$61	0.0%	(1.7%)

Change	2.3%	2.9%	2.0%	2.3%

Note:  Same store revenues for all leases are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.  See page 29 for reconciliations from operating income.

3rd Quarter 2017 Earnings Release	11

Equity Residential Third Quarter 2017 vs. Third Quarter 2016 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
Markets/Metro Areas	Apartment Units	Q3 2017 % of Actual NOI	Q3 2017 Average Rental Rate	Q3 2017 Weighted Average Physical Occupancy %	Q3 2017 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,338	18.1%	$2,436	96.5%	18.1%	4.1%	(5.4%)	8.1%	3.7%	0.3%	(0.9%)
Orange County	3,684	4.1%	2,100	96.4%	16.8%	4.5%	2.6%	5.2%	4.3%	0.3%	(0.3%)
San Diego	3,385	4.0%	2,270	96.7%	18.7%	4.3%	2.2%	5.0%	4.2%	0.1%	(0.3%)
Subtotal – Southern California	21,407	26.2%	2,352	96.5%	18.0%	4.2%	(3.3%)	7.2%	3.8%	0.3%	(0.6%)

New York	10,632	19.1%	3,757	96.4%	13.1%	0.5%	4.5%	(1.7%)	0.0%	0.3%	(0.7%)
Washington DC	15,475	18.2%	2,383	96.3%	16.4%	1.3%	2.0%	1.0%	1.2%	0.2%	(0.6%)
San Francisco	11,292	17.9%	3,003	95.7%	17.2%	1.6%	1.6%	1.6%	1.6%	0.1%	(2.6%)
Boston	6,009	9.9%	2,965	95.8%	18.3%	1.2%	(0.3%)	1.9%	0.9%	0.3%	(1.3%)
Seattle	7,098	8.6%	2,280	95.4%	16.4%	4.9%	9.2%	3.4%	6.6%	(0.5%)	0.3%
Other Markets	136	0.1%	1,155	97.1%	10.3%	0.6%	16.6%	(6.2%)	1.2%	(0.5%)	(5.1%)

Total	72,049	100.0%	$2,709	96.2%	16.7%	2.2%	1.7%	2.4%	2.1%	0.2%	(0.9%)

3rd Quarter 2017 Earnings Release	12

Equity Residential Third Quarter 2017 vs. Second Quarter 2017 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
Markets/Metro Areas	Apartment Units	Q3 2017 % of Actual NOI	Q3 2017 Average Rental Rate	Q3 2017 Weighted Average Physical Occupancy %	Q3 2017 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,432	17.8%	$2,440	96.5%	18.2%	2.2%	(3.2%)	4.4%	1.3%	0.8%	2.7%
Orange County	3,684	4.0%	2,100	96.4%	16.8%	1.9%	2.1%	1.9%	1.8%	0.1%	3.6%
San Diego	3,385	3.9%	2,270	96.7%	18.7%	2.4%	2.4%	2.4%	1.9%	0.4%	3.0%
Subtotal – Southern California	21,501	25.7%	2,355	96.5%	18.0%	2.2%	(1.7%)	3.7%	1.5%	0.6%	2.9%

San Francisco	12,718	19.8%	3,056	95.7%	17.5%	1.2%	3.8%	0.3%	1.3%	0.0%	4.4%
New York	10,632	18.6%	3,757	96.4%	13.1%	1.0%	1.2%	0.9%	0.3%	0.3%	1.9%
Washington DC	15,475	17.8%	2,383	96.3%	16.4%	1.6%	3.7%	0.6%	0.7%	0.8%	2.1%
Boston	6,009	9.6%	2,965	95.8%	18.3%	0.0%	6.0%	(2.3%)	0.8%	0.1%	4.2%
Seattle	7,098	8.4%	2,280	95.4%	16.4%	2.0%	1.1%	2.4%	2.8%	(0.4%)	0.6%
Other Markets	136	0.1%	1,155	97.1%	10.3%	(0.3%)	9.7%	(4.9%)	1.1%	(1.4%)	(7.3%)

Total	73,569	100.0%	$2,725	96.2%	16.7%	1.4%	1.8%	1.2%	1.1%	0.4%	2.7%

3rd Quarter 2017 Earnings Release	13

Equity Residential September YTD 2017 vs. September YTD 2016 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
Markets/Metro Areas	Apartment Units	Sept. YTD 17 % of Actual NOI	Sept. YTD 17 Average Rental Rate	Sept. YTD 17 Weighted Average Physical Occupancy %	Sept. YTD 17 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,040	17.8%	$2,410	96.0%	46.1%	3.8%	0.6%	5.2%	3.9%	(0.1%)	(1.7%)
Orange County	3,684	4.2%	2,065	96.3%	41.2%	4.9%	5.3%	4.7%	4.7%	0.2%	(0.8%)
San Diego	3,385	4.1%	2,237	96.4%	50.1%	4.6%	3.0%	5.1%	4.5%	0.1%	0.0%
Subtotal – Southern California	21,109	26.1%	2,322	96.1%	45.9%	4.1%	1.6%	5.1%	4.1%	0.0%	(1.2%)

Washington DC	15,475	18.9%	2,364	95.9%	40.5%	1.4%	3.0%	0.7%	1.6%	(0.1%)	0.1%
New York	10,007	18.5%	3,678	96.1%	33.1%	0.1%	4.8%	(2.5%)	0.0%	(0.3%)	(0.6%)
San Francisco	11,019	18.0%	2,937	95.9%	42.0%	2.2%	1.2%	2.5%	2.4%	(0.2%)	(5.9%)
Boston	6,009	10.3%	2,942	95.8%	41.9%	1.4%	0.5%	1.8%	1.2%	0.4%	(3.3%)
Seattle	6,530	8.1%	2,226	95.7%	45.5%	5.9%	6.4%	5.7%	6.0%	0.1%	(0.5%)
Other Markets	136	0.1%	1,147	98.2%	33.1%	3.1%	16.6%	(3.2%)	3.4%	(0.2%)	(6.6%)

Total	70,285	100.0%	$2,662	96.0%	41.9%	2.3%	2.9%	2.0%	2.3%	0.0%	(1.7%)

3rd Quarter 2017 Earnings Release	14

Equity Residential

Third Quarter 2017 vs. Third Quarter 2016

Same Store Operating Expenses for 72,049 Same Store Apartment Units

$ in thousands

	Actual Q3 2017	Actual Q3 2016	$ Change	% Change	% of Actual Q3 2017 Operating Expenses

Real estate taxes	$71,508	$69,506	$2,002	2.9%	41.1%
On-site payroll (1)	39,183	38,407	776	2.0%	22.5%
Utilities (2)	23,917	23,381	536	2.3%	13.8%
Repairs and maintenance (3)	23,082	23,141	(59)	(0.3%)	13.3%
Insurance	4,305	4,488	(183)	(4.1%)	2.5%
Leasing and advertising	2,587	3,448	(861)	(25.0%)	1.5%
Other on-site operating expenses (4)	9,262	8,648	614	7.1%	5.3%

Same store operating expenses	$173,844	$171,019	$2,825	1.7%	100.0%

September YTD 2017 vs. September YTD 2016

Same Store Operating Expenses for 70,285 Same Store Apartment Units

$ in thousands

	Actual YTD 2017	Actual YTD 2016	$ Change	% Change	% of Actual YTD 2017 Operating Expenses

Real estate taxes	$208,482	$201,645	$6,837	3.4%	42.0%
On-site payroll (1)	112,607	107,514	5,093	4.7%	22.7%
Utilities (2)	67,788	66,472	1,316	2.0%	13.7%
Repairs and maintenance (3)	64,170	62,952	1,218	1.9%	12.9%
Insurance	12,526	13,024	(498)	(3.8%)	2.5%
Leasing and advertising	7,034	7,579	(545)	(7.2%)	1.4%
Other on-site operating expenses (4)	23,625	23,224	401	1.7%	4.8%

Same store operating expenses	$496,232	$482,410	$13,822	2.9%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.
(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.
(3)

Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

3rd Quarter 2017 Earnings Release	15

Equity Residential

Debt Summary as of September 30, 2017

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$3,619,180	40.2%	4.33%	5.8
Unsecured	5,373,092	59.8%	4.22%	10.8

Total	$8,992,272	100.0%	4.27%	8.8
Fixed Rate Debt:
Secured – Conventional	$2,983,680	33.2%	4.91%	4.3
Unsecured – Public	4,693,929	52.2%	4.68%	12.2

Fixed Rate Debt	7,677,609	85.4%	4.77%	9.1

Floating Rate Debt:
Secured – Conventional	7,046	0.1%	0.98%	16.1
Secured – Tax Exempt	628,454	6.9%	1.49%	12.4
Unsecured – Public (2)	449,319	5.0%	1.77%	1.7
Unsecured – Revolving Credit Facility (3)	—	—	2.00%	4.2
Unsecured – Commercial Paper Program (4)	229,844	2.6%	1.37%	—

Floating Rate Debt	1,314,663	14.6%	1.57%	6.9

Total	$8,992,272	100.0%	4.27%	8.8

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2017.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 12.5 basis points).  Both the spread and the facility fee are dependent on the credit rating of the Company’s long-term debt.  As of September 30, 2017, there was approximately $1.76 billion available on the Company’s unsecured revolving credit facility (net of $11.1 million which was restricted/dedicated to support letters of credit and net of $230.0 million in principal outstanding on the commercial paper program).

(4)

The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions.  The notes bear interest at various floating rates with a weighted average of 1.37% for the nine months ended September 30, 2017 and a weighted average maturity of 18 days as of September 30, 2017.

Note: The Company capitalized interest of approximately $23.2 million and $41.7 million during the nine months ended September 30, 2017 and 2016, respectively.  The Company capitalized interest of approximately $6.6 million and $13.3 million during the quarters ended September 30, 2017 and 2016, respectively.

3rd Quarter 2017 Earnings Release	16

Equity Residential

Debt Maturity Schedule as of September 30, 2017

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2017	$105,731		$230,100	(2)	$335,831	3.7%	7.08%	3.20%
2018	49,734		97,235		146,969	1.6%	5.55%	2.99%
2019	506,731	(3)	470,644		977,375	10.7%	5.17%	3.58%
2020	1,678,592	(4)	400		1,678,992	18.5%	5.49%	5.49%
2021	927,506		300		927,806	10.2%	4.64%	4.64%
2022	265,341		400		265,741	2.9%	3.26%	3.26%
2023	1,326,800		4,400		1,331,200	14.6%	3.74%	3.73%
2024	1,272		10,500		11,772	0.1%	4.79%	1.39%
2025	451,334		12,800		464,134	5.1%	3.38%	3.31%
2026	593,424		14,000		607,424	6.7%	3.59%	3.53%
2027+	1,826,437		535,265		2,361,702	25.9%	4.15%	3.43%
Subtotal	7,732,902		1,376,044		9,108,946	100.0%	4.39%	3.97%
Deferred Financing Costs and Unamortized (Discount)	(55,293)		(61,381)		(116,674)	N/A	N/A	N/A

Total	$7,677,609		$1,314,663		$8,992,272	100.0%	4.39%	3.97%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2017.
(2)	Includes $230.0 million in principal outstanding on the Company's commercial paper program.
(3)	Includes a $500.0 million 5.19% mortgage loan with a maturity date of October 1, 2019 that can be prepaid at par beginning October 1, 2018.
(4)

Includes a $550.0 million 6.08% mortgage loan with a maturity date of March 1, 2020 that can be prepaid at par beginning March 1, 2019.  Also includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that can be prepaid at par beginning July 1, 2019.

3rd Quarter 2017 Earnings Release	17

Equity Residential

Selected Unsecured Public Debt Covenants

	September 30,	June 30,
	2017	2017
Total Debt to Adjusted Total Assets (not to exceed 60%)	34.8%	35.0%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	14.0%	14.6%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	4.07	4.20

Total Unsecured Assets to Unsecured Debt (must be at least 150%)	377.6%	378.3%

Note: These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants.  Equity Residential is the general partner of ERPOP.

Selected Credit Ratios

	September 30,	June 30,
	2017	2017
Total debt to Normalized EBITDA	5.70x	5.72x

Net debt to Normalized EBITDA	5.67x	5.69x

Unencumbered NOI as a % of total NOI	74.0%	72.9%

Note: See page 24 for the Normalized EBITDA reconciliations.

3rd Quarter 2017 Earnings Release	18

Equity Residential

Capital Structure as of September 30, 2017

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$3,619,180	40.2%
Unsecured Debt			5,373,092	59.8%

Total Debt			8,992,272	100.0%	26.3%

Common Shares (includes Restricted Shares)	367,462,480	96.4%
Units (includes OP Units and Restricted Units)	13,809,987	3.6%

Total Shares and Units	381,272,467	100.0%
Common Share Price at September 30, 2017	$65.93
			25,137,294	99.9%
Perpetual Preferred Equity (see below)			37,280	0.1%

Total Equity			25,174,574	100.0%	73.7%

Total Market Capitalization			$34,166,846		100.0%

Perpetual Preferred Equity as of September 30, 2017

(Amounts in thousands except for share and per share amounts)

Series	Call Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

Total Perpetual Preferred Equity		745,600	$37,280		$3,091

3rd Quarter 2017 Earnings Release	19

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	YTD Q3 2017	YTD Q3 2016	Q3 2017	Q3 2016

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	366,808,624	364,916,765	366,996,226	365,109,088
Shares issuable from assumed conversion/vesting of:
- OP Units	12,907,381	13,827,914	12,910,146	13,898,660
- long-term compensation shares/units	2,924,290	3,539,383	3,038,141	3,365,546

Total Common Shares and Units - diluted	382,640,295	382,284,062	382,944,513	382,373,294

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	366,808,624	364,916,765	366,996,226	365,109,088
OP Units - basic	12,907,381	13,827,914	12,910,146	13,898,660

Total Common Shares and OP Units - basic	379,716,005	378,744,679	379,906,372	379,007,748
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,924,290	3,539,383	3,038,141	3,365,546

Total Common Shares and Units - diluted	382,640,295	382,284,062	382,944,513	382,373,294

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	367,462,480	365,657,065
Units (includes OP Units and Restricted Units)	13,809,987	14,627,745

Total Shares and Units	381,272,467	380,284,810

3rd Quarter 2017 Earnings Release	20

Equity Residential Partially Owned Entities as of September 30, 2017 (Amounts in thousands except for property and apartment unit amounts)

	Consolidated	Unconsolidated

Total properties	17	2

Total apartment units	3,215	945

Operating information for the nine months ended 9/30/17 (at 100%):
Operating revenue	$69,917	$23,855
Operating expenses	17,056	8,319

Net operating income	52,861	15,536
Property management	2,463	640
General and administrative/other	239	128
Depreciation	15,569	12,086

Operating income	34,590	2,682
Interest and other income	45	—
Interest:
Expense incurred, net	(9,977)	(6,217)
Amortization of deferred financing costs	(203)	(1)

Income (loss) before income and other taxes and (loss) from investments in unconsolidated entities	24,455	(3,536)
Income and other tax (expense) benefit	(34)	(13)
(Loss) from investments in unconsolidated entities	(1,155)	—
Net income (loss)	$23,266	$(3,549)

Debt - Secured (1):
EQR Ownership (2)	$237,056	$29,085
Noncontrolling Ownership	64,981	116,339

Total (at 100%)	$302,037	$145,424

(1)	All debt is non-recourse to the Company.
(2)	Represents the Company's current equity ownership interest.

3rd Quarter 2017 Earnings Release	21

Equity Residential Development and Lease-Up Projects as of September 30, 2017 (Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Budgeted Capital Cost	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:

Cascade	Seattle, WA	477	$176,378	$164,091	$76,678	$—	95%	43%	41%	Q4 2017	Q2 2019
855 Brannan	San Francisco, CA	449	304,035	284,717	161,699	—	94%	40%	33%	Q1 2018	Q1 2019
100 K Street	Washington, DC	222	88,023	38,225	38,225	—	28%	—	—	Q4 2018	Q4 2019
1401 E. Madison	Seattle, WA	137	62,352	16,462	16,462	—	1%	—	—	Q3 2019	Q1 2020

Projects Under Development		1,285	630,788	503,495	293,064	—

Completed Not Stabilized (1):
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	193,231	190,758	—	—		95%	95%	Completed	Q4 2017
The Alton (formerly Millikan)	Irvine, CA	344	107,981	106,651	—	—		92%	91%	Completed	Q4 2017
One Henry Adams	San Francisco, CA	241	169,437	166,917	—	—		92%	90%	Completed	Q4 2017
455 Eye Street	Washington, DC	174	73,157	72,056	—	—		80%	69%	Completed	Q1 2018
Helios (formerly 2nd & Pine)	Seattle, WA	398	227,287	218,000	—	—		36%	33%	Completed	Q2 2019

Projects Completed Not Stabilized		1,702	771,093	754,382	—	—

Completed and Stabilized During the Quarter:

Projects Completed and Stabilized During the Quarter		—	—	—	—	—

Total Development Projects		2,987	$1,401,881	$1,257,877	$293,064	$—

Land Held for Development		N/A	N/A	$99,073	$99,073	$—

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Total Capital	Q3 2017
							Cost	NOI
Projects Under Development							$630,788	$1,737
Completed Not Stabilized							771,093	5,583
Completed and Stabilized During the Quarter							—	—
Total Development NOI Contribution							$1,401,881	$7,320

Note: All development projects listed are wholly owned by the Company.

(1) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

3rd Quarter 2017 Earnings Release	22

Equity Residential Capital Expenditures to Real Estate For the Nine Months Ended September 30, 2017 (Amounts in thousands except for apartment unit and per apartment unit amounts)

	Same Store Properties	Non-Same Store Properties/Other	Total	Same Store Avg. Per Apartment Unit

Total Apartment Units (1)	70,285	7,072	77,357

Building Improvements	$75,369	$2,379	$77,748	$1,072

Rehab Expenditures (2)	35,698	889	36,587	508

Replacements	28,571	352	28,923	407

Total Capital Expenditures	$139,638	$3,620	$143,258	$1,987

Note: See pages 27 through 30 for the definitions of non-GAAP financial measures and other terms.

(1)	Total Apartment Units - Excludes 945 unconsolidated apartment units for which capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Rehab Expenditures on same store properties for the nine months ended September 30, 2017 approximated $13,000 per apartment unit rehabbed.

3rd Quarter 2017 Earnings Release	23

Equity Residential Normalized EBITDA Reconciliations (Amounts in thousands)

Normalized EBITDA Reconciliations for Page 18

	Trailing Twelve Months		2017			2016
	September 30, 2017	June 30, 2017	Q3	Q2	Q1	Q4	Q3
Net income	$800,678	$873,974	$144,196	$204,160	$149,941	$302,381	$217,492
Interest expense incurred, net	384,509	379,716	91,145	91,224	106,210	95,930	86,352
Amortization of deferred financing costs	9,080	9,277	2,064	2,087	2,296	2,633	2,261
Depreciation	720,371	715,501	184,100	179,896	178,968	177,407	179,230
Income and other tax expense (benefit) (includes discontinued operations)	1,135	1,333	228	220	262	425	426

EBITDA	1,915,773	1,979,801	421,733	477,587	437,677	578,776	485,761

Write-off of pursuit costs (other expenses)	3,042	3,075	783	831	715	713	816
Loss (income) from investments in unconsolidated entities	3,198	(4,950)	398	682	1,073	1,045	(7,750)
Net (gain) loss on sales of land parcels	(19,142)	(23,179)	—	23	(19,193)	28	(4,037)
Loss (gain) on sale of investment securities and other investments (interest and other income)	7	(3,253)	—	—	—	7	(3,260)
Insurance/litigation settlement or reserve income (interest and other income)	(5,053)	(3,070)	(3,500)	(836)	(380)	(337)	(1,517)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	(4,837)	4,502	—	(56)	293	(5,074)	9,339
Other	657	899	95	93	96	373	337
Net (gain) on sales of discontinued operations	—	(28)	—	—	—	—	(28)
Net (gain) on sales of real estate properties	(314,945)	(387,653)	(17,328)	(87,726)	(36,707)	(173,184)	(90,036)
Normalized EBITDA	$1,578,700	$1,566,144	$402,181	$390,598	$383,574	$402,347	$389,625

Balance Sheet Items:	September 30, 2017	June 30, 2017

Total debt	$8,992,272	$8,964,089
Cash and cash equivalents	(46,565)	(37,719)
Mortgage principal reserves/sinking funds	(1,595)	(11,525)
Net debt	$8,944,112	$8,914,845

3rd Quarter 2017 Earnings Release	24

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2017	2016	Variance	2017	2016	Variance

Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Write-off of pursuit costs (other expenses)	2,329	3,379	(1,050)	783	816	(33)
Write-off of pursuit costs	2,329	3,379	(1,050)	783	816	(33)

Prepayment premiums/penalties (interest expense)	12,258	112,419	(100,161)	—	—	—
Write-off of unamortized deferred financing costs (interest expense)	251	3,363	(3,112)	8	112	(104)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(720)	4,494	(5,214)	(621)	—	(621)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	11,789	120,276	(108,487)	(613)	112	(725)

Net (gain) on sales of land parcels	(19,170)	(15,759)	(3,411)	—	(4,037)	4,037
Net (gain) on sales of unconsolidated entities - non-operating assets	(205)	(81)	(124)	(205)	(81)	(124)
(Gain) on sale of investment securities and other investments (interest and other income)	—	(58,416)	58,416	—	(3,260)	3,260
Loss (income) from investments in unconsolidated entities ─ non-operating assets	20	656	(636)	(200)	371	(571)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(19,355)	(73,600)	54,245	(405)	(7,007)	6,602

Insurance/litigation settlement or reserve income (interest and other income)	(4,716)	(2,891)	(1,825)	(3,500)	(1,517)	(1,983)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	237	9,098	(8,861)	—	9,339	(9,339)
Other	284	2,466	(2,182)	95	337	(242)
Other miscellaneous items	(4,195)	8,673	(12,868)	(3,405)	8,159	(11,564)

Adjustments from FFO to Normalized FFO	$(9,432)	$58,728	$(68,160)	$(3,640)	$2,080	$(5,720)

Note: See pages 27 through 30 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

3rd Quarter 2017 Earnings Release	25

Equity Residential Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking.  All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit costs, are not included in the estimates provided on this page. See pages 27 through 30 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2017 Normalized FFO Guidance (per share diluted)

	Q4 2017	2017
Expected Normalized FFO Per Share	$0.79 to $0.83	$3.10 to $3.14

2017 Same Store Assumptions

Physical Occupancy	95.9%
Revenue change	2.2%
Expense change	3.2%
NOI change	1.8%

Note:  Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.

2017 Transaction Assumptions

Consolidated rental acquisitions	$468.0 million
Consolidated rental dispositions	$500.0 million
Spread between Acquisition Cap Rate and Disposition Yield	50 basis points

2017 Debt Assumptions

Weighted average debt outstanding	$8.95 billion to $9.05 billion
Weighted average interest rate (reduced for capitalized interest)	4.14%
Interest expense, net (on a Normalized FFO basis)	$370.5 million to $374.7 million
Capitalized interest	$25.0 million to $27.0 million

2017 Capital Expenditures to Real Estate Assumptions

	Per Same Store Apartment Unit	Total
Total Capital Expenditures to Real Estate	$2,500	$176.0 million

Note:  During 2017, the Company expects to spend approximately $43.0 million for apartment unit Rehab Expenditures on same store properties at an average cost of approximately $13,000 per apartment unit rehabbed.

2017 Other Guidance Assumptions

Property management expense	$85.0 million
General and administrative expense (see Note below)	$52.0 million
Interest and other income	$1.2 million
Income and other tax expense	$1.0 million
Debt offerings	No additional amounts budgeted
Equity ATM share offerings	No amounts budgeted
Preferred share offerings	No amounts budgeted
Weighted average Common Shares and Units - Diluted	382.7 million

Note:  Normalized FFO guidance excludes a duplicative charge of approximately $0.4 million, which will be recorded to general and administrative expense, related to the overlap of accounting costs for the Company's current and former executive compensation programs.

3rd Quarter 2017 Earnings Release	26

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

This Earnings Release and Supplemental Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Capital Expenditures to Real Estate:

Building Improvements – Includes roof replacement, paving, building mechanical equipment systems, exterior siding and painting, major landscaping, furniture, fixtures and equipment for amenities and common areas, vehicles and office and maintenance equipment.

Rehab Expenditures – Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Replacements – Includes appliances, mechanical equipment, fixtures and flooring (including hardwood and carpeting).

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all years presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Development Yield – NOI that the Company anticipates receiving in the next 12 months following stabilization less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $50-$150 per apartment unit depending on the type of asset) divided by the Total Capital Cost of the asset.  The weighted average Development Yield for development properties is weighted based on the projected NOI streams and the relative Total Capital Cost for each respective property.

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

Economic Gain – Economic Gain is calculated as the net gain on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation.  The Company generally considers Economic Gain to be an appropriate supplemental measure to net gain on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, rehab, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property.  The following table presents a reconciliation of net gain on sales of real estate properties in accordance with GAAP to Economic Gain:

	Nine Months Ended September 30, 2017	Quarter Ended September 30, 2017

Net Gain on Sales of Real Estate Properties	$141,761	$17,328
Accumulated Depreciation Gain	(54,236)	(6,499)

Economic Gain	$87,525	$10,829

3rd Quarter 2017 Earnings Release	27

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

Funds From Operations and Normalized Funds From Operations:

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment and valuation allowances;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
•	gains and losses on the sales of non-operating assets, including gains and losses from land parcel sales, net of the effect of income tax benefits or expenses; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

3rd Quarter 2017 Earnings Release	28

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 7 and 26 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual Sept.	Actual Sept.	Actual	Actual	Expected	Expected
	YTD 2017	YTD 2016	Q3 2017	Q3 2016	Q4 2017	2017
	Per Share	Per Share	Per Share	Per Share	Per Share	Per Share
EPS - Diluted	$1.29	$10.92	$0.37	$0.56	$0.59 to $0.63	$1.88 to $1.92
Add: Depreciation expense	1.41	1.37	0.48	0.47	0.48	1.89
Less: Net gain on sales	(0.37)	(10.15)	(0.04)	(0.26)	(0.28)	(0.65)

FFO per share - Diluted	2.33	2.14	0.81	0.77	0.79 to 0.83	3.12 to 3.16

Asset impairment and valuation allowances	—	—	—	—	—	—
Write-off of pursuit costs	0.01	0.01	—	—	—	0.01
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	0.03	0.31	—	—	—	0.03
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(0.05)	(0.19)	—	(0.01)	—	(0.05)
Other miscellaneous items	(0.01)	0.02	(0.01)	0.02	—	(0.01)

Normalized FFO per share - Diluted	$2.31	$2.29	$0.80	$0.78	$0.79 to $0.83	$3.10 to $3.14

Lease-Up NOI – Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% occupancy for three consecutive months) for all of the current and comparable periods presented.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store/other results (see page 11):

	Nine Months Ended September 30,		Quarter Ended September 30,
	2017	2016	2017	2016
Operating income	$632,707	$632,016	$217,786	$209,373
Adjustments:
Fee and asset management revenue	(532)	(3,351)	(171)	(218)
Property management	64,702	64,003	20,861	19,517
General and administrative	40,366	47,408	12,567	12,395
Depreciation	542,964	528,242	184,100	179,230
Total NOI	$1,280,207	$1,268,318	$435,143	$420,297
Rental income:
Same store	$1,685,303	$1,647,988	$587,142	$574,594
Non-same store/other	154,867	168,972	36,809	31,262
Total rental income	1,840,170	1,816,960	623,951	605,856
Operating expenses:
Same store	496,232	482,410	173,844	171,019
Non-same store/other	63,731	66,232	14,964	14,540
Total operating expenses	559,963	548,642	188,808	185,559
NOI:
Same store	1,189,071	1,165,578	413,298	403,575
Non-same store/other	91,136	102,740	21,845	16,722
Total NOI	$1,280,207	$1,268,318	$435,143	$420,297

3rd Quarter 2017 Earnings Release	29

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2016 and 2017, plus any properties in lease-up and not stabilized as of January 1, 2016.

Normalized Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") – Represents net income in accordance with GAAP before interest expense, income taxes, depreciation expense and amortization expense and further adjusted for non-comparable items.  Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2016, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized NOI – Represents budgeted 2017 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Budgeted Capital Cost – Estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Turnover – Total residential move-outs divided by total residential apartment units, including inter-property and intra-property transfers.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.  Each of the items (i) through (v) is calculated in accordance with GAAP.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense (including loan assumption costs and other loan-related costs) or property management expense.  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, rehab, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

3rd Quarter 2017 Earnings Release	30